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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and the related prospectuses pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as amended, of our report dated February 1, 1994, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. and subsidiaries contained in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission, and to all references to us included in the Registration statement or the prospectuses.



                           Aronson, Fetridge & Weigle

Rockville, Maryland
March 29, 1995